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As filed with the Securities and Exchange Commission on May 11, 2004.
                                                                                                                                                                   Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S‑8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

                                   TYSON FOODS, INC.

                                                                                                                   (Exact Name of Registrant as Specified in its Charter)

                                                                                        DELAWARE                                                                                                                                  71-0225165

                                                (State or Other Jurisdiction of Incorporation or Organization)                                                                     (I.R.S. Employer Identification No.)

                                               2210 WEST OAKLAWN DRIVE, SPRINGDALE, ARKANSAS                                                                                72762-6999

                                                           (Address of Principal Executive Offices)                                                                                                                 (Zip Code)

                              RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.

               (Full Title of the Plan)

John H. Tyson
Chairman of the Board and Chief Executive Officer
2210 West Oaklawn Drive
Springdale, Arkansas 72762-6999

(Name and Address of Agent For Service)

                              (479) 290-4000

               (Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Richard L. Arenburg, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., Suite 1600
Atlanta, Georgia 30303

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Class A Common Stock, par value $.10 per share (2)	12,500,000 (3)	$18.91	$236,375,000	$29,949

(1)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported by The New York Stock Exchange on May 5, 2004.

(2)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Retirement Savings Plan of Tyson Foods, Inc. (the "Plan").

(3)           The shares of Class A Common Stock, par value $0.10 per share, being registered consist of shares to be acquired by the Plan for the accounts of individual participants.

Incorporation by reference of contents of Registration Statements on Form S-8 (Reg. Nos. 333-22881 and 333-02135).

            Except as otherwise set forth herein, the contents of the Registration Statements on Form S-8 filed by Tyson Foods, Inc., a Delaware corporation (the "Registrant"), on March 6, 1997 (Reg. No. 333-22881) and April 1, 1996 (Reg. No. 333-02135) relating to the Registrant's Retirement Savings Plan of Tyson Foods, Inc. (the "Plan") are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

Item 3.      Incorporation of Documents by Reference

            Tyson Foods, Inc., a Delaware corporation (the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)        The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

(b)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)        The description of the securities contained in the Registrant's registration statement on Form 8-A filed on October 14, 1997 for the Registrant's common stock filed under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

            The following exhibits are filed with this Registration Statement.

Exhibit No.
Description

5.1

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, registrant hereby confirms that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Services (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see signature pages to this Registration Statement).

SIGNATURES

The Registrant

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springdale, state of Arkansas, on this 5th day of February 2004.

                                                                                     TYSON FOODS, INC.

                                                                                      By:  /s/ Steven Hankins

                                                                                            Name:  Steven Hankins

                                                                                                                         Title:   Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Tyson, Steven Hankins and Richard L. Bond, and each of them, as his or her true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post‑effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys‑in‑fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys‑in‑fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

The Plan

            Pursuant to the requirements of the Securities Act of 1933, the members of the administrative committee for the Retirement Savings Plan of Tyson Foods, Inc. have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springdale, state of Arkansas, on this ___ day of January 2004.

                                                RETIREMENT SAVINGS PLAN OF TYSON FOODS, INC.

                                                                                    By:  /s/ R. Read Hudson
                                                                                            R. Read Hudson
                                                                                            Member, Administrative Committee

                                                                                    By:  /s/ Rodney Nagel
                                                                                            Rodney Nagel
                                                                                            Member, Administrative Committee

                                                                                    By:  /s/ William Whitfield
                                                                                            William Whitfield
                                                                                            Member, Administrative Committee

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/ Richard L. Bond Richard L. Bond	President, Chief Operating Officer and Director	February 5, 2004
/s/ Lloyd V. Hackley Lloyd V. Hackley	Director	February 5, 2004
/s/ Steven Hankins Steven Hankins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 5, 2004
/s/ David A. Jones David A. Jones	Director	February 5, 2004
/s/ Jim Kever Jim Kever	Director	February 5, 2004
/s/ Rodney S. Pless Rodney S. Pless	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 5, 2004
/s/ Jo Ann R. Smith Jo Ann R. Smith	Director	February 5, 2004
Leland E. Tollett	Director	__________, 2004
Barbara A. Tyson	Director	___________, 2004
/s/ Don Tyson Don Tyson	Director	February 5, 2004
/s/ John H. Tyson John H. Tyson	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 5, 2004

EXHIBIT INDEX

Exhibit No.
Description

5.1

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, registrant hereby confirms that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Services (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

23.1	Consent of Ernst & Young LLP.
24.1	Power of Attorney (see signature pages to this Registration Statement).